Registration No.  333-___________

As filed with the Securities and Exchange Commission on January 19, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-Z-EM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1999504 (I.R.S. Employer Identification No.)

1111 Marcus Avenue
Lake Success, New York 11042

(Address of Principal Executive Offices) (Zip Code)

E-Z-EM, Inc. 2004 Stock and Incentive Award Plan

(Full title of the plan)

Anthony A. Lombardo
E-Z-EM, Inc.
1111 Marcus Avenue
Lake Success, New York 11042

(Name and address of agent for services)

(516) 333-8230

(Telephone number, including area code, of agent for service)

Copies to:
Scott M. Tayne, Esq. Davies Ward Phillips & Vineberg LLP 625 Madison Avenue, 12th Floor New York, New York 10022	Peter J. Graham, Esq. E-Z-EM, Inc. 1111 Marcus Avenue Lake Success, New York 11042

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock
par value,	700,000 Shares	$16.675	$11,672,500	$1,248.96
$.10 per share

Total	700,000 Shares	$16.675	$11,672,500	$1,248.96

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the operation of the anti-dilution provisions of the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan.

(2)

Pursuant to Rules 457 (c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the registrant’s common stock as reported by The Nasdaq Global Market on January 12, 2007.

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EXPLANATORY NOTE

On February 11, 2005, E-Z-EM, Inc. (the “Company” or “Registrant”) registered a total of 1,008,425 shares of its common stock par value $0.10 per share (“Common Stock”) issuable under the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan (the “2004 Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-122744). This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register an additional 700,000 shares of Common Stock issuable under the 2004 Plan.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-122744) filed with the Securities and Exchange Commission on February 11, 2005, are incorporated herein by reference.

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Part II

Item 8.	EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Davies Ward Phillips & Vineberg LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Davies Ward Phillips & Vineberg LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on the 19th day of January, 2007.

E-Z-EM, Inc.

By:/s/ Anthony A. Lombardo

Anthony A. Lombardo

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Anthony A. Lombardo and Dennis J. Curtin, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony A. Lombardo	President, Chief Executive Officer, Director (Principal Executive Officer)	January 19, 2007
Anthony A. Lombardo
/s/ Dennis J. Curtin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 19, 2007
Dennis J. Curtin

/s/ Paul S. Echenberg	Chairman of the Board, Director	January 19, 2007
Paul S. Echenberg
/s/ David P. Meyers	Director	January 19, 2007
David P. Meyers
/s/ James L. Katz	Director	January 19, 2007
James L. Katz
/s/ Robert J. Beckman	Director	January 19, 2007
Robert J. Beckman
/s/ George P. Ward	Director	January 19, 2007
George P. Ward
/s/ James H. Thrall	Director	January 19, 2007
James H. Thrall
/s/ John T. Preston	Director	January 19, 2007
John T. Preston

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Davies Ward Phillips & Vineberg LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Davies Ward Phillips & Vineberg LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)